Exhibit 10.3

RELEASE AND TERMINATION OF SECURITY AGREEMENTS

THIS RELEASE AND TERMINATAION OF SECURITY AGREEMENTS (the “Release and Termination”) dated February 8, 2024 is granted and entered into by HT Investments MA LLC, in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”) related to the issuance of senior secured convertible notes (the “Notes”) by Akerna Corp., a Delaware corporation (the “Company”), acting on behalf of the holders of the Notes (the “Holders”), for the benefit of the Company.

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Collateral Agent and the Holders, pursuant to which the Company sold Notes to the Holders (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement).

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company entered into the Security Agreement, that certain Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 (the “Intellectual Property Security Agreement”) and a guaranty dated October 5, 2021 (the “Guaranty”) (in each case as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time, collectively, the 2021 Securities Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty, the “Senior Credit Agreements”) pursuant to which, among other things, the Company and its subsidiaries signatory thereto (the “Credit Parties’) agreed to secure their obligations arising under and related to the Securities Purchase Agreement and the Notes by granting the Collateral Agent, in its capacity as collateral agent to the Holders, a first priority security interest on substantially all of the assets of the Company and its material subsidiaries, including, without limitation, a pledge by the Company of all of membership interests (the “Membership Interests”) of its wholly-owned subsidiary MJ Freeway LLC, a Colorado limited liability company (“MJF”) held by the Company and by granting the Collateral Agent a guaranty of the payment of the Compamny’s obligations under the Notes.

WHEREAS, the Company has entered into that certain Securities Purchase Agreement (“MJA SPA”) by and between the Company, Akerna Canada Ample Exchange Inc. and MJ Acquistion Corp (“MJA”) dated April 27, 2023, under which the Company will sell to MJA all of the Membership Interests (the “Sale Transaction”).

WHEREAS, the Company, Gryphon Digital Mining, Inc. (“Gryphon”) and Akerna Merger Co., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated January 27, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gryphon (the “Merger”), with Gryphon surviving the Merger as a wholly owned subsidiary of the Company.

WHEREAS, in connection with the entry by the Company and Gryphon into the Merger Agreement, the Company and the Holder entered into an Exchange Agreement dated January 27, 2023 (as amended, the “Exchange Agreement”) pursuant to which, among other things, conditioned upon the terms and conditions set forth therein, including the payment of the Company Optional Redemption Price of the Existing Note pursuant to the Cash Sweep and issuance and delivery of the Final Closing Exchange Shares at the Final Closing, the Holder agreed to consent to this Release and Termination.

WHEREAS, on or prior to the date hereof, each Holder has, severally, entered into a consent and agreement with the Company pursuant to which the Holder has consented to this Release and Termination in the form attached thereto as Exhibit A (collectively, the “Consents”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1. Release of Security Interest and Termination of Senior Credit Agreements. Effective as of the later of (the “Effective Time”) (a) the time each of the Holders, severally, and the Company shall have duly executed and delivered to the Collateral Agent the Consents, (b) the time the parties hereto shall have executed and delivered this Release and Termination and (c) the time each Holder shall have been issued and delivered the Final Closing Exchange Shares to be issued and delivered to such Holder under the Exchange Agreement and each Holder has received evidence of a right to receive cash from the Company’s ERTC receivable being assigned to Distributionco LLC, a Colorado Limited Liability Company pursuant to that certain ERTC & Liability Transfer Agreement dated February 8, 2024 (such right being in the amount of $413,000 for Holder High Trail Investments ON LLC and $242,500 for Holder Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B), such delivery and evidence of right having been agreed to by each Holder as full and final payment of their Note, the Collateral Agent hereby (i) irrevocably and unconditionally releases and forever discharges, from and as of the date hereof, (A) its security interest (including any lien, claim or encumbrances related thereto) in the Credit Parties, (B) its security interest (including any lien, claim or encumbrances related thereto) in the Collateral (as defined in the Security Agreement and the IP Agreement) of the Credit Parties, (C) the obligations of the Credit Parties party to the Guaranty and (ii) agrees that each of the Senior Credit Agreement is hereby terminated and shall be of no further force and effect without the necessity of any further action on the part of the Credit Parties, the Collateral Agent, any Holder or any other Person.

2. Additional Actions. Effective as of the Effective Time, and at all times thereafter upon request of the Company, MJA or Gryphon, Collateral Agent will take and execute, or cause to be taken and executed, all actions and further instruments reasonably necessary, at the expense of the Company (in excess of the Legal Fee Amount (as defined below)), including but not limited to consenting to the Company, MJA or Gryphon filing UCC-3 amendment notices, to effect and give reasonable evidence to the terms of this Release and Termination.

3. Third Party Beneficiary. MJA and Gryphon are a third party beneficiary of the provisions set forth in this Release and Termination. Other than MJA and Gryphon, this Release and Termination are intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4. Fees and Expenses. The Company shall reimburse the Collateral Agent a nonaccountable amount of $5,000 for the legal fees and expenses of Kelley Drye & Warren LLP, counsel to the Collateral Agent, in connection with the preparation and negotiation of this Release available funds in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”). The Legal Fee Amount shall be paid by the Company whether or not the transactions contemplated by this Release are consummated.

5. No Material Information. On or before 8:30 a.m., New York City time, on the first(1st) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Release and Termination in the form required by the 1934 Act and attaching this Release and Termination as an exhibit to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Holder nor the Collateral Agent shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and each Holder, the Collateral Agent and/or any of their affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder and/or the Collateral Agent, as applicable, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of the Collateral Agent. The Company understands and confirms that the Collateral Agent will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Counterparts. This Release and Termination may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. No Strict Construction. The language used in this Release and Termination will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9. Headings. The headings of this Release and Termination are for convenience of reference and shall not form part of, or affect the interpretation of, this Release and Termination.

10. Severability. If any provision of this Release and Termination is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Release and Termination so long as this Release and Termination as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. Amendments. No provision of this Release and Termination may be amended other than by an instrument in writing signed by the Company and the Collateral Agent.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Release and Termination and the consummation of the transactions contemplated hereby.

13. Successors and Assigns. This Release and Termination shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Release and Termination shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Release and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS RELEASE OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Release and Termination to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Collateral Agent and the Company have caused their respective signature page to this Release and Termination to be duly executed as of the date first written above.

COLLATERAL AGENT:

HT INVESTMENTS MA LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

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